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                                                                    EXHIBIT 3.12

                          CERTIFICATE OF INCORPORATION


                                       OF


                              TUBOSCOPE I/P, INC.

          THE UNDERSIGNED, in order to form a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certify:

          FIRST: The name of the corporation is TUBOSCOPE I/P, INC. (the "Corporation").

          SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company. The registered office is located in New Castle County.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as presently in effect or as hereafter amended.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is ONE HUNDRED (100) shares of Common Stock, par value one cent ($0.01) per share.

          FIFTH: The name and mailing address of each incorporator is as follows:

     NAME                          ADDRESS
     ----                          -------

     Brian T. O'Reilly   Brian T. O'Reilly, P.C., 1150 Connecticut Ave., NW,
                         Suite 900, Washington, D.C. 20023

          SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

          1. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation and under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provision of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors,

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and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          2. The election of Directors of the Corporation need not be by written ballot.

          3. The Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal by-laws made by the Board of Directors.

          SEVENTH: The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b)(7) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          EIGHTH: The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned incorporators do hereby certify under penalties of perjury that the facts herein above stated are truly set forth and accordingly have hereunto set their respective hands as of the day and year below written.

Dated:  Washington, D.C.
        September 29, 1997


/s/ Brian T. O'Reilly      [L.S.]
---------------------------
Brian T. O'Reilly
Incorporator

                                       2

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                            CERTIFICATE OF AMENDMENT
                                      OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TUBOSCOPE I/P, INC.

     Tuboscope I/P, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:
 -----------

     1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly authorized and adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     2. Article First of the Corporation's Certificate of Incorporation is amended to read as follows:

           "The name of the corporation is Varco I/P, Inc. (the "Corporation")."

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed this 16th day of January, 2001.

                              TUBOSCOPE I/P, INC.


                              By:  /s/ James F. Maroney III
                                  ------------------------------------
                                  James F. Maroney III, Vice President